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                                                                    EXHIBIT 2.2

                                AMENDMENT TO THE

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                   NACO, INC.,
                          ABC RAIL PRODUCTS CORPORATION
                         AND ABCR ACQUISITION SUB, INC.

         Amendment dated as of February 16, 1999 by and among NACO, Inc. ("NACO"), ABC Rail Products Corporation ("ABC"), ABCR Acquisition Sub, Inc. ("SUB I") and ABCR Acquisition Subsidiary, Inc. ("SUB II") (this "AMENDMENT") to the Amended and Restated Agreement and Plan of Merger by and among NACO, ABC, and Sub I dated as of December 10, 1998 (the "MERGER AGREEMENT").


                             PRELIMINARY STATEMENTS

         WHEREAS, the Merger Agreement provides for ABC and NACO to enter into a "merger of equals" business combination in which Sub I will merge with and into NACO so that NACO will become a wholly owned subsidiary of ABC;

         WHEREAS, each of the parties hereto is in agreement that for administrative convenience Sub I should be replaced by Sub II as a party to the Merger Agreement and all documents related to the Merger Agreement (collectively, the "MERGER DOCUMENTS"); and

         WHEREAS, the parties to the Merger Agreement have the power to amend the Merger Agreement under section 7.3 thereof.


                                    AMENDMENT

         Pursuant to section 7.3 of the Merger Agreement, and notwithstanding section 8.8 thereof, the parties hereto hereby agree to amend the Merger Agreement and all other Merger Documents as follows:

         1. Sub I is hereby removed as a party to the Merger Documents and foregoes all powers and rights, and avoids all duties and obligations, it had under the Merger Documents.

         2. All references to Sub I in the Merger Documents are changed to refer to Sub II, which now assumes all powers, rights, duties and obligations that Sub I previously had under the Merger Documents.

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         3. The execution and delivery of this Amendment has been duly and validly authorized and approved by the respective Boards of Directors of each of the parties hereto, and no other proceedings (corporate or otherwise) on the part of the parties hereto are necessary to authorize this Amendment. This Amendment has been duly and validly executed and delivered by each of the parties hereto and constitutes a valid and binding agreement of such parties, enforceable against each of them in accordance with its terms.

         4. Upon execution hereof, each reference in the Merger Agreement to "this Agreement," "hereby," "hereunder," "herein," "hereof" or words of like import referring to the Merger Agreement shall mean and refer to the Merger Agreement, as amended by this Amendment. If this Amendment is inconsistent with (or affects the interpretations of) unamended portions of the Merger Agreement, the provisions of (or interpretations suggested by) this Amendment shall control. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

         5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, as of the date first written above, by their respective duly authorized signatories.


                    [Remainder of page intentionally blank.]

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                           NACO, INC.


                           /s/   John Lison
                          ------------------------------
                           By:  John Lison
                           Title: Secretary


                           ABC RAIL PRODUCTS CORPORATION



                           /s/  Donald W. Grinter
                          ------------------------------
                           Donald W. Grinter
                           Chairman and Chief Executive Officer


                           ABCR ACQUISITION SUB, INC.



                           /s/ Donald W. Grinter
                          ------------------------------
                           Donald W. Grinter
                           Director


                           ABCR ACQUISITION
                              SUBSIDIARY, INC.


                           /s/   Donald W. Grinter
                          ------------------------------
                           Donald W. Grinter
                           President